Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 149
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to make available additional products from DELMIA, update the royalties for some of the previously licensed products, and correct the Attachment number for DELMIA products.

Whereas, the parties wish to amend the 1996 Agreement for the purpose of making the changes associated with the foregoing.

Now therefore, the parties agree to the following:

1.0  Section C. 14 DELMIA Products

1.1  In Amendments 138 and 145, the Attachment listing the DELMIA Products was incorrectly numbered as “Attachment XXV DELMIA Products.” Attachment XXV is the list of the SMARTEAM Products licensed to IBM. The DELMIA Attachments in Amendments 138 and 145 are corrected to read “Attachment XXVI DELMIA Products.”

1.2  Attachment XXVI DELMIA Products added by Amendment 145 is deleted and replaced with the following updated Attachment XXVI DELMIA Products. This Attachment is the complete listing of all DELMIA Licensed Programs, with changes to the prior version of the Attachment identified per the legend. For the purpose of this Attachment, the term “Bundle” shall have the same meaning as “Configuration.”

Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Attachment XXVI DELMIA Products

Blue and/or + = New Products
Red = Royalty Changes
Purple = Name Change
Black = No Change

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA V5 Configurations
1)	DELMIA — DPM Assembly 2
2)	DELMIA — DPM Assembly GT 2
3)	DELMIA — DPM Body In White 2
4)	DELMIA — DPM Body In White GT 2
5)	DELMIA — DPM Body In White XT 2	[****]
6)	DELMIA — DPM Process Definition 2
7)	DELMIA — DPM Process Definition GT 2
8)	DELMIA — DPM Powertrain 2
9)	DELMIA — DPM Powertrain GT 2
10)	DELMIA — DPM Inspection Off-line Programming & Simulation 2
11 )+	DELMIA — DPM Inspect 2
12)	DELMIA — DPM Inspection Off-line Programming & Simulation GT 2
13)	DELMIA — DPM ENVISION Assembly 2
14)	DELMIA — DPM Shop Floor 2
15)	DELMIA — Robotics Simulation 2
16)	DELMIA — Robotics Simulation GT 2
17)	DELMIA — Robotics Simulation XT 2
18)	DELMIA — Machine Tool Path Simulation 2
19)	DELMIA — Machine Tool Builder 2
20)	DELMIA — Tolerance Analysis of Deformable Assembly 3
21)	DELMIA — Virtual NC Zip Mill 2
22 )+	DELMIA — DPM Assembly GT — Mfg Hub Bundle
23 )+	DELMIA — Advanced Manufacturing Engineer
24 )+	DELMIA — DPM Assembly — Mfg Hub Bundle
25 )+	DELMIA — DPM Body In White GT — Mfg Hub Bundle
26 )+	DELMIA — DPM Body In White — Mfg Hub Bundle
27 )+	DELMIA — DPM Body In White XT — Mfg Hub Bundle
28 )+	DELMIA — DPM ENVISION Assembly — Mfg Hub Bundle
29 )+	DELMIA — Manufacturing Engineer
30 )+	DELMIA — DPM Powertrain 2 — Mfg Hub Bundle
31 )+	DELMIA — DPM Shop Floor — Mfg Hub Bundle
32 )+	DELMIA — Robotics Simulation GT — Mfg Hub Bundle
33 )+	DELMIA — Robotics Simulation — Mfg Hub Bundle
34 )+	DELMIA — Robotics Simulation XT — Mfg Hub Bundle
35 )+	DELMIA — DPM Process Definition GT — Mfg Hub Bundle
36 )+	DELMIA — DPM Process Definition — Mfg Hub Bundle
37 )+	DELMIA — Shop Floor 2 Bundle

Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA V5 Products
38)	DELMIA — Human Activity Analysis 2
39)	DELMIA — Human Basic Activities 2
40)	DELMIA — Human Builder 2
41)	DELMIA — Human Measurements Editor 2
42)	DELMIA — Human Modeling Complete 2
43)	DELMIA — Human Posture Analysis 2		[****]	[****]
44)	DELMIA — Human Task Simulation 2
45)	DELMIA — DMU Navigator 2
46)	DELMIA — DMU Optimizer 2
47)	DELMIA — DMU Space Analysis 2
48)	DELMIA — DMU Dimensioning & Tolerance Review 1
49)	DELMIA — 3D Functional Tolerancing & Annotation 2
50)	DELMIA — Device Building 2
51)	DELMIA — Generative Drafting 2
52)	DELMIA — Interactive Drafting 1
53)	DELMIA — IGES Interface 1
54)	DELMIA — Prismatic Machining Preparation Assistant 2
55)	DELMIA — STEP Core Interface 1
56)	DELMIA — Real Time Rendering 2
57)	DELMIA — Robotics OLP 2
58)	DELMIA — RRS 2
59)	DELMIA — DPM Assembly Process Simulation 2
60)	DELMIA — DPM Work Instructions 2
61)	DELMIA — Workcell Sequencing 2
62)	DELMIA — Robot Task Definition 2
63)	DELMIA — Product Knowledge Template 1
64)	DELMIA — Knowledge Expert 2
65)	DELMIA — NC Manufacturing Verification 2
66)	DELMIA — Standard Robot Library 2
67)	DELMIA — Tool Selection Assistant 2
68)	DELMIA — Machine Tool Path Simulation 2
69)	DELMIA — MULTICAx I Plug-in
70)	DELMIA — MULTICAx ID Plug-in
71)	DELMIA — MULTICAx IGES Plug-in
72)	DELMIA — MULTICAx U Plug-in
73)	DELMIA — MULTICAx P Plug-in
74)	DELMIA — MULTICAx AD Plug-in
75)	DELMIA — MULTICAx SE Plug-in
76)	DELMIA — MULTICAx Solidworks Plug-in
77)	DELMIA — MULTICAx STEP Plug-in
78 )+	DELMIA — DMU Fastening Review 2
79 )+	DELMIA — Machining Tolerancing Assistant 2

Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA Process Engineer Configurations
80)	DELMIA — PPR Navigator for Manufacturing Hub
81)	DELMIA — Process & Resource Planner	[****]
82)	DELMIA — Process Engineer
83)	DELMIA — Industrial Engineer
84 )+	DELMIA — ENOVIA Manufacturing Hub Connector

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA Process Engineer Products
85)	DELMIA — Product Evaluation
86)	DELMIA — Process & Resource Planning
87)	DELMIA — Standard Time Measurement
88)	DELMIA — Layout Planning			[****]
89)	DELMIA — PPR Loader
90)	DELMIA — JT Files
91)	DELMIA — Workload Balancing
92)	DELMIA — Automatic Line Balancing
93)	DELMIA — DMU Review 1
94)	ORACLE Runtime License

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA D5 Configurations
95)	ENVISION Telerobotics
96)	ENVISION Virtual Environment
97)	ENVISION Virtual Prototyping
98)	ENVISION Virtual Reality
99)	IGRIP
100)	QUEST
101)	QUEST Express
102)	ReView
103)	UltraArc	[****]
104)	UltraGRIP
105)	UltraPaint
106)	UltraSpot
107)	Virtual NC
108)	INSPECT
109)	QUEST Advanced

Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA D5 Products
110)	Additional Controller Family
111)	Additional Robot
112)	ABB Robot Programming
113)	Arc Welding
114)	Assembly Planner
115)	AXXESS Open Architecture/Virtual Reality		[****]
116)	Cable Simulation
117)	Calibration and Signature
118)	Cell Control Design
119)	Cell Control Monitor
120)	Cell Control Logic Translator — Siemens
121)	CLI Device Building
122)	Custom Macro Encryption
123)	Custom Macro Read
124)	Deburring/Finishing
125)	Dynamics
126)	Ergonomics Analysis
127)	Ergonomics
128)	Human Modeling
129)	Industrial Robot Library
130)	Low Level Telerobotic Interface
131)	Material Removal
132)	Floating License, Dissimilar Platforms
133)	Off Line Programming
134)	OptQUEST
135)	Paint
136)	Parasolid Modeling
137)	QUEST User Manual
138)	QUEST Virtual Reality
139)	Remote Display
140)	Realistic Robot Simulation
141)	Floating License, Similar Platforms
142)	Spot Welding
143)	3D Stereo Vision
144)	Virtual Collaborative Engineering
145)	Virtual NC Machine Building
146)	VRML2x
147)	Zip Mill
148)	Batch IGES Translator
149)	CATIA Direct
150)	DXF Translator
151)	Pro/Engineer Translator
152)	SDRC Translator
153)	Unigraphics Direct Translator
154)	ACIS files to/from Parasolid
155)	ACIS files to Parasolid
156)	CADDS files to/from Parasolid
157)	CADDS files to Parasolid
158)	STEP files to/from Parasolid
159)	Cell Control
160)	SNTWK Upgrade

Exhibit 4(a).5
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA SAFEWORK Configurations
161)	SAFEWORK Basic
162)	SAFEWORK Human Builder	[****]
163)	SAFEWORK Humanoid
164)	SAFEWORK Pro

PLC Related Royalty (US Dollars)
		Standard	Add-on	Shareable
	Product Name	Config	Product	Product
DELMIA SAFEWORK Products
165)	Animation
166)	Anthropometry
167)	Clothing
168)	Collision Detection
169)	Ergonomic Analysis		[****]
170)	Posture Analysis
171)	Vision
172)	Virtual Reality
173)	IGES Translator
174)	STEP Translator
175)	STL Translator

Note: Migration paths from D5 products to V5 products are available and will be handled by the special bid process.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement, including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ Thibault de Tersant	By:	/s/ R. A. Arco
	Authorized Signature		Authorized Signature
Name:	Thibault de Tersant	Name:	R. A. Arco

Title:	EVP & Chief Financial Officer	Title:	Director, PLM Product Mgmt. & WW Support

Date:	December 16, 2004	Date:	January 4, 2005